Exhibit 10.1

SELF-STORAGE SECURITISATION B.V.

as Issuer

and

CITICORP TRUSTEE COMPANY LIMITED

as Trustee

TRUST DEED

in relation to

€235,000,000 Class A Secured Floating Rate Notes due 2014

€40,000,000 Class B Secured Floating Rate Notes due 2014

€50,000,000 Class C Secured Floating Rate Notes due 2014

Part C Form Of Talon For Further Interest Coupons	52

THE FOURTH SCHEDULE TERMS AND CONDITIONS OF THE NOTES	53

THE FIFTH SCHEDULE PROVISIONS FOR MEETINGS OF NOTEHOLDERS	54

THIS TRUST DEED is made on 15 October 2004

BETWEEN:

(1)	SELF-STORAGE SECURITISATION B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands and registered with the Trade Register of Chamber of Commerce and Industry in Amsterdam under number 34210837 and whose registered office is at Parnassustoren, Locatellikade 1, 1076 AZ Amsterdam, The Netherlands (the “Issuer”); and

(2)	CITICORP TRUSTEE COMPANY LIMITED (registered number 00235914) whose registered office is at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the “Trustee” which expression shall include such company and all other persons or companies for the time being acting under these presents in the capacity of the trustee or trustees).

INTRODUCTION:

(A)	By resolutions of the board of directors of the Issuer passed on 6 October 2004, the Issuer has resolved to issue the Notes on the Closing Date, with all of such Notes to be constituted in the manner hereinafter appearing and secured as set out in the Issuer Deed of Charge.

(B)	The Trustee has agreed to act as trustee of these presents upon and subject to the terms and conditions hereinafter contained.

IT IS AGREED as follows:

1.	INTERPRETATION, CONSTRUCTION AND ISSUER COMMON TERMS

1.1	Definitions

Terms defined in the master framework agreement dated on or about the date of this Trust Deed and signed by, inter alios, the parties hereto (the “Master Framework Agreement”) shall, unless otherwise defined herein or the context requires otherwise, bear the same meanings herein (including in the recitals hereto) and the rules of interpretation set out therein shall apply to this Trust Deed.

In addition, for purposes of these presents, “these presents” means this Trust Deed, the Conditions, the Schedules hereto, any deed expressed to be supplemental hereto and the schedules (if any) thereto and the Issuer Deed of Charge, all as from time to time supplemented or modified in accordance with the provisions contained in this Trust Deed and/or where applicable, therein contained.

1.2	Incorporation of Issuer Common Terms

Except as provided below, the Issuer Common Terms apply to these presents, where applicable, and shall be binding on the parties to these presents as if set out in full in these presents.

1.3	Amendment to Issuer Common Terms

The Issuer Common Terms are, for the purposes of these presents, amended as follows:

1.3.1	Paragraphs 21.3 (Currency Indemnity) and 24 (Costs) of the Issuer Common Terms do not apply to these presents insofar as the Trustee is the Paying Transaction Party for the purpose of Paragraph 21.3 (Currency Indemnity); and

1.3.2	Paragraph 1 (Further Assurance) of the Issuer Common Terms applies to these presents as if set out in full in these presents, and as if the Issuer were the Obligor and the Trustee were the Obligee.

1.4	Conflict with Issuer Common Terms

If there is any conflict between the provisions of the Issuer Common Terms and the provisions of these presents, the provisions of these presents shall prevail provided that if a provision of these presents relating to VAT is inconsistent with the provisions of Paragraph 22 (Value Added Tax) of the Issuer Common Terms, the provisions of Paragraph 22 (Value Added Tax) of the Issuer Common Terms shall prevail.

2.	COVENANT TO REPAY AND TO PAY INTEREST ON NOTES

2.1	Amount of Notes

The aggregate principal amount of the Notes is €325,000,000. The Notes shall be comprised of:

2.1.1	the €235,000,000 Class A Secured Floating Rate Notes due 2014;

2.1.2	the €40,000,000 Class B Secured Floating Rate Notes due 2014; and

2.1.3	the €50,000,000 Class C Secured Floating Rate Notes due 2014.

2.2	Covenant to Repay Principal and Pay Interest

2.2.1	The Issuer hereby covenants with the Trustee that it will, as and when any of the Notes, or any part thereof, becomes due to be redeemed in accordance with the Conditions or these presents apply the relevant principal amount in redemption of such Notes and pay or procure to be paid unconditionally to, or to the order of, the Trustee in euros in London for immediate value the principal amount then due to be redeemed in respect of such Notes.

2.2.2	Subject to the Conditions, the Issuer shall pay or procure to be paid unconditionally to, or to the order of, the Trustee as aforesaid interest on the Principal Amount Outstanding of the Notes at rates calculated from time to time in accordance with Condition 6 (Interest), and on the dates and in respect of the accrual periods provided for in the Conditions, provided that:

(a)	every payment of principal or interest in respect of any Class of the Notes made to or to the account of the Principal Paying Agent in the manner provided in the Agency Agreement shall operate in satisfaction pro tanto of the covenant in relation to such Class by the Issuer contained in this Clause 2.2, except to the extent that there is a default in the subsequent payment thereof (as provided in the Conditions) to the Noteholders or Couponholders (as the case may be);

(b)	in the case of any payment of principal in respect of any Class of the Notes made to the Trustee or the Principal Paying Agent after the due date thereof, or on or after the date upon which that Class of Notes becomes immediately due and repayable following a Note Event of Default, interest shall continue to accrue on the Principal Amount Outstanding of the Notes at the rates aforesaid and calculated in accordance with Clause 9 (Rate of Interest) up to and including the date which the Trustee determines to be the date (being not later than 30 days after the day on which the whole of the payment of principal and/or interest, as applicable, became due as aforesaid) on and after which payment of the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue thereon up to and including that date, is to be made to the Noteholders in respect thereof as stated in a notice given to such Noteholders in accordance with Condition 17 (Notices to Noteholders) provided that, upon due presentation on such date, such payment is in fact made or, if payment is not then made, until such principal amount, together with the interest accrued thereon, is available for payment and notice is given to the relevant Noteholders in accordance with Condition 17 (Notices to Noteholders); and

(c)	in any case where payment of the whole or any part of the Principal Amount Outstanding of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by sub-clause 2.2.2(b) above) interest shall accrue on that principal amount of such Note payment of which has been so withheld or refused at the applicable rates aforesaid (calculated in accordance with Clause 6 (Rate of Interest)) from the date of such withholding or refusal up to (but excluding) the date on which, on presentation of such Note, payment in full of the relevant amount of principal is made or (if earlier) the seventh day after notice is duly given by the Principal Paying Agent to the holder thereof (in accordance with Condition 17 (Notices to Noteholders)), that upon presentation thereof, such payment will be made provided that, upon such presentation, such payment is in fact made.

The Trustee will hold the benefit of this covenant and the covenant in Clause 5 (Covenant of Compliance) on trust for the Noteholders and for the Issuer Secured Creditors as applicable.

2.3	Trustee’s Requirements Following a Note Event of Default

At any time after a Note Event of Default shall have occurred, the Trustee may:

2.3.1	by notice in writing to the Issuer and the Paying Agents, require the Paying Agents:

(a)	to act thereafter as Paying Agents of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provision of the

Agency Agreement, or otherwise, for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents in relation to the Notes and available for such purposes) and thereafter to hold, if applicable, all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee;

(b)	to make such payments to Noteholders on such dates and at such place as the Trustee may require under the Issuer Deed of Charge subject always to the terms of the Agency Agreement; and

(c)	to deliver up, if applicable, all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee, or as the Trustee shall direct in such notice, provided that such notice shall be deemed not to apply to any documents or records which the relevant (if more than one) Paying Agent is obliged not to release by any law or regulation;

2.3.2	by notice in writing to the Issuer and the Agent Bank, require the Agent Bank to act thereafter as Agent Bank of the Trustee in relation to calculations and determinations to be made by or on behalf of the Trustee under the provisions of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provision thereof or otherwise for the indemnification, remuneration and payment of out-of-pocket expenses of the Agent Bank shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents in relation to the Notes and available for such purposes) and thereafter to hold, if applicable, all Notes and Coupons and all sums, documents and records held by it in respect of Notes and Coupons on behalf of the Trustee; and

2.3.3	by notice in writing to the Issuer, require it to make all subsequent payments in respect of the Notes and/or Coupons to, or to the order of, the Trustee and not to the Principal Paying Agent, in which event Clause 2.3.1 shall cease to have effect.

2.4	Currency of Payments

All payments in respect of, under and in connection with these presents and the Notes to the relevant Noteholders and Couponholders shall be made in euro.

3.	FORM AND ISSUE OF THE NOTES AND FURTHER ISSUES

3.1	Issue of Temporary Global Notes

3.1.1	The Class A Notes will initially be represented by the Class A Temporary Global Note; the Class B Notes will initially be represented by the Class B Temporary Global Note; and the Class C Notes will initially be represented by the Class C Temporary Global Note.

3.1.2	On the Closing Date, the Issuer shall deposit the Temporary Global Notes with the Common Depositary on terms that the Common Depositary shall hold the same for the account of the subscribers of each Class of Notes referable thereto (as notified to the Common Depositary by the Manager) and the successors in title to such persons as appearing in the records of Euroclear and Clearstream for the time being.

3.2	Exchange of Temporary Global Notes for Permanent Global Notes

Each of the Temporary Global Notes shall, on the relevant Exchange Date, be exchanged for the relevant Permanent Global Note subject to and in accordance with their respective terms. The Notes represented by the relevant Temporary Global Note in respect of which each such exchange is made shall (subject as provided in Clause 3.6 (Issue of Definitive Notes)) thereafter be represented by the relevant Permanent Global Note for which each such exchange was made.

3.3	Deposit of Permanent Global Notes

The Issuer shall, on or before the Exchange Date, deposit the relevant Permanent Global Notes with the Common Depositary on terms that the Common Depositary shall, on or before the Exchange Date, hold such Permanent Global Notes in escrow and, on and after the exchange of the corresponding Temporary Global Notes for the same, hold each such exchanged Permanent Global Note for the respective accounts of the relevant subscribers of the Notes.

3.4	Procedures for Exchange

The procedures as regards the exchange, authentication, delivery, surrender, cancellation, presentation, marking down of any of the Global Notes (or part thereof) and any other matters to be carried out by the relevant parties upon such exchange (in whole or part) shall be made in accordance with the provisions of the relevant terms of the Agency Agreement and of such Global Notes and in accordance with the normal practice of the Principal Paying Agent.

3.5	Form of Global Notes

The Temporary Global Notes and Permanent Global Notes shall be printed or typed in the respective forms or substantially in the respective forms set out in the First and Second Schedules. Each of the Global Notes shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer. Execution in facsimile of any Notes and any photostatic copying or other duplication of Global Notes (in unauthenticated form, but executed manually on behalf of the Issuer) shall be binding upon the Issuer in the same manner as if such Notes were signed manually by such person. The Issuer may use the facsimile signature of a person who at the date of this Deed is an Authorised Signatory even if at the time of issue of any Global Note he no longer holds signing authority on behalf of the Issuer. The Issuer shall procure that, prior to the issue and delivery of each Global Note, each Global Note will be authenticated manually by an authorised signatory of the Principal Paying Agent. No Global Note shall be valid for any purpose unless and until so authenticated. A Global Note so executed and authenticated shall be the binding and valid obligation of the Issuer.

3.6	Issue of Definitive Notes

If (while any of the Notes are represented by Permanent Global Notes):

3.6.1	either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no other clearing system acceptable to the Trustee is then in existence; or

3.6.2	as a result of any amendment to, or change in, the laws or regulations of the Issuer Jurisdiction (or of any political sub-division thereof) or of any authority therein or thereof having power to tax or in the interpretation or administration of such laws or regulations which change becomes effective on or after the Closing Date, the Issuer or any Paying Agent is or will on the next Note Payment Date be required to make any deduction or withholding from any payment in respect of such Notes which would not be required were such Notes in definitive form, then the Issuer shall, on the later of:

(a)	the Exchange Date; and

(b)	30 days after the occurrence of the relevant event,

issue the relevant Definitive Notes (serially numbered, together with Coupons and Talons attached) in exchange for the whole outstanding interest in the Permanent Global Note of each Class on such date.

All Definitive Notes shall be held by the Principal Paying Agent and shall not be delivered to the relevant Noteholders until the same are requested to be so delivered. Upon exchange for Definitive Notes, the relevant Permanent Global Note shall be cancelled.

3.7	Notification of Issue of Definitive Notes

The Issuer shall notify the Trustee and, if applicable, the Paying Agents forthwith upon the occurrence of any of the events referred to in Clause 3.6 (Issue of Definitive Notes) and shall, unless the Trustee agrees otherwise, promptly give notice thereof and of its obligations to issue Definitive Notes to the relevant Noteholders in accordance with Condition 17 (Notices to Noteholders).

3.8	Form of Definitive Notes

The Definitive Notes, the Coupons and the Talons shall be in the respective forms or substantially in the respective forms set out in the Third Schedule and each Definitive Note shall be issued in the denomination of €500,000 each in bearer form (serially numbered) with the Coupons for dates falling after the date of issue and (if appropriate) Talons attached and shall be endorsed with the relevant Conditions, provided always that each Definitive Note shall have attached to it at the time of delivery only such Coupons and Talons as will ensure that neither loss nor gain of principal and/or interest shall accrue to the holder thereof. Title to the Definitive Notes, the Coupons and the Talons shall pass by delivery.

3.9	Execution of the Definitive Notes

The Definitive Notes shall be signed manually or in facsimile by two of the directors (or, in the case of a sole director, such director) of the Issuer. The Coupons and the Talons shall not be signed. The Issuer may use the facsimile signature of any person who at the date of signing of the Definitive Notes is a director of the Issuer notwithstanding that, at the time of issue of any of the Definitive Notes, he may have ceased for any reason to be the holder of such office. The Issuer shall procure that, prior to their issue, the Definitive Notes will be authenticated manually by an authorised signatory of the Principal Paying Agent and none of the Definitive Notes or the Coupons or Talons appertaining thereto shall be valid for any purpose unless and until the relevant Definitive Notes have been so authenticated. A Definitive Note so executed and authenticated shall be the binding and valid obligation of the Issuer.

3.10	Failure by the Issuer to Issue Definitive Notes Pursuant to Clause 3.6.2

If after the Exchange Date the Issuer becomes obliged to issue, or procure the issue of, Definitive Notes pursuant to Clause 3.6.2 but fails to do so within 30 days of the occurrence of the relevant event described in Clause 3.6.2, then the Issuer shall indemnify the Trustee, the holders of the relevant Global Notes and the relevant Noteholders in respect of the relevant Notes and keep them indemnified against any loss or damage incurred by any of them if the amount received by the Trustee, the holders of the relevant Global Notes or the relevant Noteholders in respect of the relevant Notes is less than the amount that would have been received had Definitive Notes been issued. If, and for so long as, the Issuer discharges its obligations under this indemnity, the breach by the Issuer of the provisions of Clause 3.6.2 shall be deemed to be cured ab initio.

3.11	Further Issues

The Issuer may, but only in accordance with Condition 19 (Further and New Note Issues), issue Further Notes in respect of the relevant Class of Notes having the same terms and conditions as that Class of Notes (other than as to the issue date, the first Note Interest Period, the first Note Payment Date and the first Coupon), and which shall be consolidated, form a single series and rank pari passu with, and share the same security as, the relevant Class of the Notes.

3.12	New Issues

The Issuer may, but only in accordance with Condition 19 (Further and New Note Issues), issue New Notes on terms which may differ from the then outstanding Notes.

4.	PAYMENT OF DUTIES AND TAXES ON THE NOTES

The Issuer will pay all stamp, registration and other documentary taxes or duties (including any interest and penalties thereon or in connection therewith) payable on or arising out of, or in consequence of:

(a)	the execution and delivery of these presents, the other Issuer Transaction Documents and the creation of the Issuer Security; and

(b)	the constitution and issue and delivery of the Notes and Coupons.

(c)	any action taken by (or contemplated to be taken by) the Trustee or (where permitted under these presents so to do) any Noteholder or Couponholder to enforce the provisions of the Notes or the Coupons or these presents or the other Issuer Transaction Documents or to enforce the Issuer Security.

5.	COVENANT OF COMPLIANCE

The Issuer hereby covenants with the Trustee that it will comply with, and perform and observe, all the provisions of these presents and the other Issuer Transaction Documents which are expressed to be binding on it. The Notes shall be held subject to the provisions contained in these presents and the Conditions, all of which shall be binding on the Issuer, the Trustee, the respective Noteholders and the respective Couponholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Notes, the Coupons and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes. The provisions contained in the Fourth Schedule (Terms and Conditions of the Notes) shall have effect in the same manner as if herein set forth.

6.	CANCELLATION OF NOTES

6.1	Cancellation

The Issuer shall procure that all Notes:

6.1.1	which have been redeemed in full together with payment of all accrued but unpaid interest; or

6.1.2	which, being mutilated, defaced, lost, stolen or destroyed have been surrendered and replaced pursuant to Condition 16 (Replacement of Notes, Coupons and Talons); or

6.1.3	which have been purchased by the Borrower and surrendered for cancellation (together in each case with all unmatured Coupons and any unexchanged Talon attached thereto or delivered therewith),

and all Coupons paid in accordance with the Conditions or which, being mutilated, defaced, lost, stolen or destroyed, have been so surrendered and replaced pursuant to Condition 16 (Replacement of Notes, Coupons and Talons), and all Talons which have been exchanged in accordance with the Conditions for further Coupons, shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(a)	the aggregate principal amount of Notes which have been redeemed and the aggregate amounts (distinguishing between principal and interest) in respect of Coupons which have been paid;

(b)	the serial numbers of such Notes;

(c)	the total numbers, by maturity date, of such Coupons and such Talons;

(d)	the serial numbers of those Notes (if any) which have been purchased by the Borrower and surrendered and cancelled and the total number and maturity dates of the Coupons attached thereto or surrendered therewith; and

(e)	the aggregate principal amounts of Notes and the aggregate amounts (distinguishing between principal and interest) in respect of Coupons which have been so surrendered and replaced and the serial numbers of such Notes and the total number by maturity date of such Coupons, shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within two months after the date of such redemption, purchase, payment, replacement or exchange (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase or replacement pro tanto of the Notes or payment of principal and interest thereon respectively or such exchange and of cancellation of the relative Notes, Coupons and Talons.

6.2	Records

The Issuer shall procure:

6.2.1	that the Principal Paying Agent shall keep a full and complete record of all Notes and Coupons (other than serial numbers of Coupons) and of their redemption, purchase and surrender by the Issuer and/or as the case may be, the Borrower, cancellation or payment (as the case may be) and of the exchange of all Talons and of all replacement Notes or Coupons or Talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes or Coupons or Talons;

6.2.2	that the Principal Paying Agent shall, in respect of the Coupons of each maturity, retain until the expiry of five years from the maturity date of such Coupons either all paid Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid; and

6.2.3	that such records and Coupons (if any) shall be made available by the Principal Paying Agent to the Trustee at all reasonable times.

7.	ENFORCEMENT

7.1	Enforcement

The circumstances in which the Trustee may or shall deliver a Note Enforcement Notice are set out in Condition 11(a) (Events of Default - Default Events) and the consequences of delivery of a Note Enforcement Notice are set out in Condition 11(b) (Consequences of Notes becoming Due and Payable and Delivery of a Note Enforcement Notice). The circumstances in which the Trustee may or shall take proceedings against the Issuer are set out in Condition 12 (Enforcement). The Issuer Security shall become enforceable in accordance with Clause 12 (Enforcement) of the Issuer Deed of Charge.

7.2	Institution of Legal Proceedings

Should the Trustee take legal proceedings against the Issuer to enforce any of the provisions of the Notes, the Coupons or these presents:

7.2.1	proof therein that, as regards any specified Note, the Issuer has made default in paying any principal or interest due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Notes in respect of which the relevant payment is then due;

7.2.2	proof therein that, as regards any specified Coupon, the Issuer has made default in paying any interest or principal due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Coupons which are then due and payable; and

7.2.3	proof therein that, as regards any specified Talon, the Issuer has made default in exchanging such Talon for further Coupons and, where applicable, a further Talon as provided by its terms shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Talons which are then available for exchange.

7.3	Disposal of the Issuer Security by the Trustee

The Trustee will not be liable for any decline in the value, nor any loss realised upon any sale or other dispositions made pursuant to the Issuer Deed of Charge, of any Issuer Charged Property.

8.	PROCEEDINGS

8.1	Noteholders’ Instructions to the Trustee

The Trustee shall not be bound to take any proceedings and/or action relating to enforcement of the Issuer Security or any other action or proceedings pursuant to or in connection with these presents, the Notes, the Coupons or the other Issuer Transaction Documents unless:

8.1.1	it shall be indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may thereby render itself liable and all liabilities, losses, costs, charges, damages and expenses which it may incur by so doing; and

8.1.2	it has been so directed by an Extraordinary Resolution of the holders of the Most Senior Class of Notes then outstanding or so requested in writing by the holders of at least one quarter of the aggregate Principal Amount Outstanding of the Most Senior Class of Notes; or if none of the Notes remains outstanding, by the Issuer Secured Creditor (other than the Trustee, the Agents and the Cash Administrator) whose claim against the Issuer ranks highest in the order of priority of payments set out in paragraphs (a) to (m) (both inclusive) of the Issuer Post-Enforcement Priority of Payments,

provided that, so long as any of the Most Senior Class of Notes remains outstanding, the Trustee shall not, and shall not be bound to, act at the request or direction of any other Classes of Notes unless either (i) so to do would not, in the Trustee’s opinion, be materially prejudicial to the interests of the holders of the Most Senior Class of Notes then outstanding or (ii) such action is sanctioned by an Extraordinary Resolution of the holders of the Most Senior Class of Notes then outstanding.

9.	RATE OF INTEREST

The rates of interest payable in respect of any Note in the event of such Note having become due and repayable shall be calculated at the same intervals as the rates of interest payable pursuant to the Conditions referable thereto, commencing on the expiry of the Note Interest Period during which such Note becomes immediately due and repayable mutatis mutandis in accordance with the provisions of Condition 6 (Interest), except that no notices need be published in respect thereof.

10.	NOTICE OF PAYMENTS

The Trustee shall give notice to the Noteholders in accordance with Condition 17 (Notices to Noteholders) of the day fixed for any payment to them under Clause 13 (Issuer Post-Enforcement Priority of Payments) of the Issuer Deed of Charge. Any such payment may be made in accordance with Condition 8 (Payments) and any payment so made shall be a good discharge to the Trustee.

11.	INVESTMENT BY TRUSTEE

11.1	Investments

If the amount of the moneys at any time available for the payment of principal and interest in respect of the Notes under Clause 13 (Issuer Post-Enforcement Priority of Payments) of the Issuer Deed of Charge shall be less than 10 per cent. of the Principal Amount Outstanding of the Notes then outstanding the Trustee may at its discretion invest such moneys in some or one of the investments hereinafter authorised with power from time to time at the like discretion to vary such investments and such investments with the resulting income therefrom may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and available for such purpose shall amount to a sum being not less than 10 per cent. of the Principal Amount Outstanding of the Notes then outstanding and then such accumulations and funds shall be applied as provided in Clause 13 (Issuer Post-Enforcement Priority of Payments) of the Issuer Deed of Charge.

11.2	Variation of Investments

Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments whether similar to the aforesaid or not which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee as the Trustee may think fit and the Trustee may at any time or times vary any such investments for or into other investments and shall not be responsible for any loss due to depreciation in value or otherwise resulting from any such investments or deposits.

12.	PARTIAL PAYMENTS

Upon any payment under Clause 2 (Covenant to Repay and to Pay Interest on Notes) (other than a payment which is made in full or a payment which is made in full except to the extent of any withholding or deduction made therefrom for or on account of Taxes or duties as permitted by the Conditions) against surrender of a Note or a Coupon, the Note or the Coupon in respect of which such payment is made shall be produced to the Trustee or the Principal Paying Agent and the Trustee shall or shall cause the Principal Paying Agent to enface thereon a memorandum of the amount and the date of payment.

13.	COVENANTS BY THE ISSUER

The Issuer hereby covenants with the Trustee that, for so long as any Notes remain outstanding, it will comply with, observe and perform each of the Issuer Covenants as though they were set out herein and covenants to comply with the provisions of the Conditions, these presents and the other Issuer Transaction Documents that are expressed to be binding on it and to perform and observe the same as though they were set out herein.

14.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE

14.1	Remuneration

The Issuer shall pay to the Trustee remuneration for its services as Trustee as from the date of this Trust Deed, such remuneration to be at such rate and payable on such date or dates as may be agreed between the Issuer and the Trustee from time to time.

14.2	Additional Remuneration

In the event of the occurrence of an Note Event of Default, or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties, which the Trustee and the Issuer agree to be of an exceptional nature, or otherwise outside the scope of the normal duties of the Trustee under these presents, the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them from time to time.

14.3	Remuneration Disputes

In the event of the Trustee and the Issuer failing to agree (in a case to which Clause 14.2 (Additional Remuneration) applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matter shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer (such approval not be unreasonably withheld or delayed) or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such investment bank being payable by the Issuer) and the determination of any such investment bank shall be final and binding upon the Trustee and the Issuer.

14.4	Trustee’s Expenses

The Issuer shall also pay or discharge all legal fees and other costs, charges, liabilities and expenses properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers, authorities or discretions and the performance of its duties under, and in any other manner in relation to, these presents or the other Issuer Transaction Documents, including but not limited to legal and travelling expenses and any stamp and other Taxes or duties paid by the Trustee in connection with any legal proceedings brought or contemplated by the Trustee for enforcing the Issuer Security or against the Issuer for enforcing any obligations under these presents, the Notes, the Coupons or the other Issuer Transaction Documents.

14.5	Indemnification of Trustee

14.5.1	Without prejudice to the right of indemnity given by law to trustees, the Issuer further covenants with the Trustee and the Receiver fully to indemnify each of them from and against all liabilities, losses, damages, costs, charges, expenses, actions, proceedings, claims and demands (other than tax imposed on, or calculated by reference to, the net income, profits or gains of the Trustee or the Receiver, as the case may be) which any of them incur or may be made against it (in the case of the Trustee, whether before or after the giving of a Note Enforcement Notice):

(a)	in consequence of anything done or purported to be done or omitted by any of them under or in connection with the Trust Documents or of any failure by the Issuer to comply with its obligations to any of them under or in connection with the Trust Documents; or

(b)	in consequence of any payment in respect of the Issuer Secured Obligations (whether made by the Issuer or a third person) being impeached or declared void for any reason whatsoever;

save to the extent that the same arises as a result of the gross negligence, wilful default or fraud by the person claiming to be entitled to be indemnified.

14.6	Interest Rate

All amounts payable pursuant to Clauses 14.4 (Trustee’s Expenses) and 14.5 (Indemnification of Trustee) shall be payable by the Issuer on demand and, in the case of payments actually made by the Trustee prior to such demand, shall carry interest at the rate of 1 per cent. per annum above the base rate from time to time of Citibank, N.A. from the date of the same being paid, and in all other cases shall carry interest at such rate from the date 7 days after the date of the same being demanded or (where the demand specifies that payment be made on an earlier date) from such earlier date.

14.7	Provisions Continuing

Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause shall continue in full force and effect notwithstanding such discharge and whether or not the Trustee is then the trustee of these presents.

14.8	Costs

The Trustee shall be entitled in its absolute discretion to determine in respect of which Class of Notes any costs, charges, liabilities and expenses incurred under these presents have been incurred or to allocate any such costs, charges, liabilities and expenses between the Notes of one or more Classes.

15.	ACTIVITIES OF THE TRUSTEE

15.1	Protections

By way of supplement to the Trustee Acts, it is expressly declared by each of the Issuer Secured Creditors (other than the Trustee) as follows for the benefit of the Trustee and subject to any applicable law:

15.1.1	the Trustee may in relation to any of the provisions of any of the Issuer Security Documents, each Supplemental Deed or the Ancillary Documents, obtain, pay for and act on any confirmation or written evidence received from the Rating Agencies (including whether or not addressed to it) or the opinion or advice of or any information obtained from any lawyer, valuer, surveyor, broker, auctioneer, accountant or other expert whether obtained by the Issuer, any Issuer Secured Creditor or the Trustee or otherwise (and whether or not addressed to it or obtained by reference to a monetary cap or by reference to the methodology to be employed in producing the same) and shall not be responsible for any loss occasioned by so acting;

15.1.2	any opinion, advice or information obtained pursuant to the foregoing sub-clause 15.1.1 may be sent or obtained by letter, facsimile transmission, telephone or other means and the Trustee shall not be liable for acting on any opinion, advice or information purporting to be so conveyed or any other document purporting to be conveyed from any Issuer Secured Creditor or the Issuer although, in any such case, the same shall contain some error or shall not be authentic;

15.1.3	the Trustee may call for and shall be at liberty to accept as sufficient evidence a certificate signed by one Authorised Signatory of the Issuer or any two Authorised Signatories (or, where there is only one Authorised Signatory, one Authorised Signatory) of any other party to any Issuer Transaction Document to the effect that any particular dealing, transaction, step or thing is in the opinion of the persons so certifying suitable or expedient or as to any other fact or matter upon which the Trustee may require to be satisfied. The Trustee shall be in no way bound to call for further evidence or be responsible for any Liability that may be occasioned by acting on any such certificate although the same shall contain some error or shall not be authentic;

15.1.4	the Trustee may rely on certificates or reports from auditors, valuers and/or any other experts whether or not any such certificate or report or any engagement letter or other document entered into by the Trustee and such auditors, valuers or such other experts in connection therewith contains any limit on liability (monetary or otherwise) of the auditors, valuers or such other experts;

15.1.5	the Trustee shall be entitled to rely upon any communication or document believed by it to be genuine and shall not be liable for acting thereon and in particular the Trustee shall be entitled to assume without enquiry that certifications provided to it are genuine;

15.1.6	the Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive of any agency of any state or which would or might in its opinion otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law or directive;

15.1.7	the Trustee may appoint and pay any competent person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any other Issuer Security Document and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to a bearer;

15.1.8	the Trustee may in the conduct of the trusts hereof instead of acting personally employ and pay an agent on any terms whether being a solicitor or other appropriately qualified person to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Trustee including the receipt and payment of money and any agent being a solicitor, broker or other person engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner of his in connection with the trusts hereof and the Trustee shall not be responsible to anyone for any loss, liability, expense, demand, cost or claim incurred by reason of the misconduct, omission or default of any such person appointed by it hereunder or be bound to notify anyone of such appointment or to supervise the acts of such agent;

15.1.9	the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any competent person or persons or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit and the Trustee shall not be bound to supervise the proceedings and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost or claim incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate;

15.1.10	no provision of this Trust Deed or any Transaction Document or any document referred to therein shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, authority and discretion, if it shall have grounds for believing that repayment of such funds or adequate indemnity and/or security against such risk or liability is not assured to it;

15.1.11	except as expressly provided in this Trust Deed, or any Issuer Transaction Document or the Notes or unless it has actual knowledge, the Trustee shall not be responsible for any matter, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in the Trust Documents, the other Issuer Transaction Documents, the Notes or any other agreement or document relating to the transactions herein or therein contemplated or for the legality, validity, effectiveness, suitability, adequacy or enforceability of any Issuer Transaction Document or other documents entered into in connection therewith or any other document or any obligation or rights created or purported to be created thereby or pursuant thereto or any security or the priority thereof constituted or purported to be constituted thereby or pursuant thereto, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court;

15.1.12	neither the Trustee nor any of its directors or officers shall by reason of the fiduciary position of the Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer or any person or body corporate directly or indirectly associated with any of them, or from accepting the trusteeship of any other debenture stock, debentures or security of the Issuer or any person or body corporate directly or indirectly associated with any of them, and neither the Trustee nor any such director or officer shall be accountable to any Issuer Secured Creditor for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit;

15.1.13	except as expressly provided in this Trust Deed or any Issuer Transaction Document or until it has actual knowledge, the Trustee is hereby authorised and it shall be entitled to assume without enquiry (in the absence of express notice to it to the contrary) that no Note Event of Default or Potential Note Event of Default has occurred and that the Issuer and each Issuer Secured Creditor is duly performing and observing all the covenants, conditions, provisions and obligations contained in any Issuer Transaction Document and/or in respect of the Issuer Secured Obligations and on its part to be performed and observed;

15.1.14	unless otherwise specifically stated in any discharge of this Trust Deed, the provisions of this Clause 15 shall continue in full force and effect notwithstanding such discharge;

15.1.15	the Trustee shall not be responsible for (a) exercising the rights of any of the parties under the Issuer Transaction Documents except as specifically provided for herein or thereunder or (b) monitoring compliance by any of the parties with their respective obligations under the Issuer Transaction Documents or (c) considering the basis upon which approvals or consents are granted by any of the parties under the Issuer Transaction Documents or (d) evaluating the security granted with respect to the Issuer Transaction Documents either initially or on a continuing basis;

15.1.16	the Trustee shall not be responsible to any person for any failure or error in respect of the distribution of information in accordance with the Agency Agreement and shall not be responsible to any person for reviewing or commenting upon the content of such information and the Trustee will not and is not expected routinely to review or monitor such information or any information provided to it under the terms of the Issuer Transaction Documents which is expressed to be copied to the Trustee;

15.1.17	save as expressly otherwise provided herein or in the other Issuer Transaction Documents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise as regards all the trusts, powers, authorities and discretions vested in it by the Trust Documents, the other Issuer Transaction Documents or by operation of law and the Trustee shall not incur any liability to any of the Issuer Secured Creditors in respect of the exercise or non-exercise of any of its rights and/or obligations under the terms of the Issuer Transaction Documents to which the Trustee is a party or over which it has security, except to the extent that any liability arises as a result of the Trustee’s own gross negligence, wilful default or fraud. The Trustee may refrain from taking any action or exercising any right, power, authority or discretion vested in it under this Trust Deed or any Issuer Transaction Document, until it has been indemnified and/or secured to its satisfaction against any and all actions, charges, claims, costs, damages, demands, expenses, liabilities, losses and proceedings (including legal and other professional fees in bringing or defending the same) which might be brought, made or confirmed against or suffered, incurred or sustained by it as a result;

15.1.18	any consent given by the Trustee for the purposes of the Trust Documents, the Notes and the other Transaction Documents may be given on such terms and subject to such conditions (if any) as the Trustee may require (including the terms set out in Clause 16 (Waivers, Modifications and Substitution) and (notwithstanding any provision to the contrary) may be given retrospectively;

15.1.19	the Trustee shall have no liability whatsoever for any Liability directly or indirectly suffered or incurred by the Issuer or any Issuer Secured Creditor or any other person as a result of the delivery by the Trustee to the Issuer of a certificate as to whether a default is incapable of remedy pursuant to Condition 11(a)(ii) (Events of Default - Default Events), on the basis of an opinion formed by it in good faith;

15.1.20	the Trustee shall not be responsible for the maintenance of the Ratings;

15.1.21	the Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters;

15.1.22	if any Issuer Secured Creditor in issuing any requests or instructions under this Trust Deed, breaches any rights or restrictions set out in this Trust Deed or any Issuer Transaction Document, this shall not invalidate the requests or instructions unless such Issuer Secured Creditor informs the Trustee in relation to a request or instruction made or given by it before the Trustee commences to act on such request or instruction that such requests or instructions were invalid and should not be acted on. If the Trustee is so informed after it has commenced to act on a request or instruction the validity of any action taken shall not be affected but the Trustee shall take no further action in accordance with such request or instruction, except to the extent that it has become legally obliged to do so;

15.1.23	the Trustee shall be entitled to assume, for the purposes of exercising any power, trust, authority, duty or discretion under or in relation to the Notes, the Trust Documents or any of the other Issuer Transaction Documents, that such exercise will not be materially prejudicial to the interests of the Noteholders if, in any particular circumstance, it considers that the Ratings Test is an appropriate test or the only appropriate test to apply in the circumstance in exercising such power, trust, authority, duty or discretion and such test is satisfied;

15.1.24	without prejudice to Clause 16 (Waivers, Modifications and Substitution) the Trustee as between itself and the Noteholders, the Couponholders and the other Issuer Secured Creditors shall have full power to determine all questions and doubts arising in relation to any of the provisions of the Trust Documents and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Issuer, the Noteholders, the Couponholders and the other Issuer Secured Creditors;

15.1.25	without prejudice to the provisions of Clause 15.1.26 whenever in the Trust Documents the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a Class. The Trustee shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected in any way with, or subject to the jurisdiction of, any particular territory or taxing jurisdiction;

15.1.26	the Trustee shall, as regards all the powers, trusts, authorities, duties and discretions vested in it by the Trust Documents, the other Issuer Transaction Documents or the Notes, except where expressly provided otherwise, have regard only to the interests of the holders of the Most Senior Class of Notes if, in the Trustee’s sole opinion, there is a conflict between the interests of such Class and any other Class of Notes and it shall not have regard to the interests of any other Issuer Secured Creditors except to ensure the application of the Issuer’s funds after delivery of a Note Enforcement Notice in accordance with the Issuer Post-Enforcement Priority of Payments;

15.1.27	without prejudice to the Conditions and the provisions of this Trust Deed and the Agency Agreement, the Trustee acknowledges that the Issuer is responsible, pursuant to the Conditions for determining (or procuring its agent determines) the amount of (i) the Note Principal Payment, (ii) the Principal Amount Outstanding and (iii) the Note Interest Amount and the Trustee shall have no responsibility to recalculate any such amounts notwithstanding a manifest error therein. If the Issuer does not at any time for any reason determine such amounts, the Trustee may so determine the same and such calculation shall be deemed to have been made by the Issuer pursuant to the Conditions and the Trustee shall have no liability in respect thereof;

15.1.28	the Trustee may, but shall not be obliged to, terminate the appointment of the Cash Administrator under Clauses 16 and/or 17 of the Issuer Cash Administration Agreement;

15.1.29	In connection with the Trustee’s entitlement to take action to terminate the appointment of, and to identify a replacement for, the Cash Administrator, the Trustee:

(a)	will be required only to use its reasonable endeavors to identify such replacement Cash Administrator and shall have no liability to any person if, having used its reasonable endeavors, it is unable to identify a suitable replacement Cash Administrator;

(b)	will only be required to attempt to identify such replacement Cash Administrator for 90 days;

(c)	shall not be responsible for carrying out the role of Cash Administrator itself during the time it is attempting to identify such replacement Cash Administrator or thereafter if it is unable to find such replacement;

(d)	shall be entitled to assume that no event has occurred which would, under the terms of the Issuer Cash Administration Agreement, lead to the replacement of the Cash Administrator, unless it is told otherwise as specified in the Issuer Transaction Documents; and

(e)	shall not be required to take any action to find a replacement Cash Administrator unless it has been previously indemnified and/or secured to its satisfaction.

In connection with deciding whether to remove the Cash Administrator pursuant to Clause 16 and 17 of the Issuer Cash Administration Agreement, the Trustee will make such decision either at its sole discretion or following directions by an Extraordinary Resolution of the holders of the Most Senior Class of Notes then outstanding or following a request in writing by the holders of at least 25% of the Principal Amount Outstanding of such Notes.

15.1.30	any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of the Trust Documents and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with the Trust Documents, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

15.1.31	notwithstanding anything contained in the Trust Documents, to the extent required by applicable law, if the Trustee is required to make any deduction or withholding from any distribution or payment made by it under the Trust Documents (other than in connection with its remuneration as provided for herein) or if the Trustee is otherwise charged to, or may become liable to, tax as a consequence of performing its duties under the Trust Documents or the other Issuer Transaction Documents, then the Trustee shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee on the trusts of the Trust Documents;

15.1.32	neither the Trustee nor any director or officer of any corporation being a Trustee shall be accountable to the Noteholders, the other Issuer Secured Creditors, the Issuer or any other Issuer Transaction Party or any person or body corporate directly or indirectly associated with the Issuer or any such other Issuer Transaction Party for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit;

15.1.33	each Noteholder and each other Issuer Secured Creditor shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Issuer and the Trustee shall not at any time have any responsibility for any such appraisal or investigation and no Noteholder or other Issuer Secured Creditors shall rely on the Trustee in respect thereof;

15.1.34	when the Trustee is required to consider any matter arising under the Transaction Documents it may take directions in relation thereto from the Noteholders by means of an Extraordinary Resolution of the Most Senior Class of Notes or by a direction of the holders of 25 per cent. of the Principal Amount Outstanding of such Notes, and shall not be liable for any delay in so doing;

15.1.35	in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer or the Borrower) that no Notes are for the time being held by or for the benefit of the Issuer, or the Borrower or any Affiliate of the same or any member of Shurgard Europe or any other person referred to in the proviso to the definition of outstanding;

15.1.36	the Trustee shall not be liable to the Issuer or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note or Coupon as such and subsequently found to be forged or not authentic;

15.1.37	the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, the exchange of any Temporary Global Note for any Permanent Global Note or any Permanent Global Note for Definitive Notes or the delivery of any Note or Coupon to the persons entitled to them; and

15.1.38	none of the provisions of this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required by it as a trustee, having regard to the provisions of this Trust Deed conferring on the Trustee any powers, authorities or discretions, relieve or indemnify the Trustee against any liability for any gross negligence, wilful default or fraud by it.

16.	WAIVERS, MODIFICATIONS AND SUBSTITUTION

16.1	Waiver

16.1.1	The Trustee may, without the consent or sanction of the Noteholders, Couponholders or other Issuer Secured Creditors, authorise or waive any proposed breach or breach of the covenants or provisions contained in the Trust Documents, the Notes or any of the other Transaction Documents to which it is a party or over which it has security (including a Note Event of Default) or determine that such default shall not be treated as such if the conditions in Condition 14(a)(i) (Modification) and (in relation to any Issuer Secured Creditor Entrenched Rights) Condition 14(a)(v) (Modification) are satisfied. In connection with any substitution of principal debtor as is referred to in Condition 7(c) (Redemption, Purchase and Cancellation - Substitution/Redemption in Whole for Taxation and Other Reasons), the Trustee may also agree, without the consent of the Noteholders, the Couponholders or any other Issuer Secured Creditor, to a change of the laws governing the Notes and/or any of the Issuer Transaction Documents, provided that such change would not, in the opinion of the Trustee, be materially prejudicial to the interests of the holders of the Most Senior Class (or relevant sub-Class thereof) of Notes then outstanding.

16.1.2	The Trustee shall not exercise any powers conferred upon it by Clause 16.1.1 in contravention of any express direction by an Extraordinary Resolution of the holders of the Most Senior Class of Notes then outstanding or of a request or direction in writing made by the holders of not less than one quarter of the aggregate Principal Amount Outstanding of the Most Senior Class of Notes then outstanding, but so that no such direction or request shall:

(a)	affect any authorisation, waiver or determination previously given or made;

(b)	authorise or waive any such proposed breach or breach relating to a Basic Terms Modification unless the holders of each Class of Notes have authorised or waived such proposed breach or breach pursuant to an Extraordinary Resolution of the holders of such other Class (or sub-Class) of the Notes then outstanding; or

(c)	authorise or waive any such proposed breach or breach relating to an Issuer Secured Creditor Entrenched Right unless the Interest Rate Swap Counterparty and/or the Liquidity Facility Provider (to the extent such Issuer Secured Creditor Entrenched Right relates to it) consent to such authorisation or waiver.

16.2	Modification

The Trustee may without the consent of the Noteholders or Couponholders at any time and from time to time agree with the Issuer and any other relevant parties in making any modification to these presents or the other Transaction Documents to which it is a party or over which it has security or may give its consent to any event, matter or thing (other than in respect of a Basic Terms Modification), if (a) in its opinion the interests of the holders of the Most Senior Class of Notes then outstanding would not be materially prejudiced thereby (subject to Clauses 15.1.25 and 15.1.26 hereof); or (b) in its opinion such modification is of a formal, minor, administrative or technical nature or to correct a manifest or demonstrable error or is necessary or desirable for the purposes of clarification; or (c) it is required or permitted, subject to the satisfaction of specified conditions, under the terms of the Conditions or the Transaction Documents provided such conditions are satisfied; or (d) the Ratings Test is satisfied if, in any particular circumstance, it considers that the Ratings Test is an appropriate test or the only appropriate test to apply in that circumstance in exercising any such power, trust, authority, duty or discretion or, as the case may be, in giving the relevant consent; and (e) to the extent such modification, event, matter or thing relates to an Issuer Secured Creditor Entrenched Right in relation to the Interest Rate Swap Counterparty and/or the Liquidity Facility Provider, the Interest Rate Swap Counterparty and/or the Liquidity Facility Provider (to the extent that the Issuer Secured Creditor Entrenched Right relates to it) has given its prior written consent.

Any modification, consent, sanction, authorisation or waiver shall be binding upon all the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders and the Issuer Secured Creditors in accordance with Condition 17 (Notices to Noteholders) as soon as practicable after it has been made. In addition, so long as the Notes of any Class are rated by Fitch and S&P (and/or any additional or other internationally recognised rating agency which is providing current ratings for the Notes (with the Issuer’s consent)), any such modification shall be notified in writing by the Issuer to Fitch and S&P (and/or such additional or other rating agency) as soon as reasonably practicable after it has been made.

16.3	Substitution

The Trustee may, as permitted by Condition 14(f) (Substitution of Principal Debtor) and without the consent of the Noteholders or any other Issuer Secured Creditor, agree with the Issuer to the substitution in place of the Issuer as the principal debtor in respect of the Notes and these presents of another company (hereafter in this sub-clause referred to as the “Substituted Company”) where the Issuer at any time satisfied the Trustee that:

16.3.1	by reason of a change in Issuer Jurisdiction Tax Law (or in the application or official interpretation thereof), which change becomes effective on or after the Closing Date, the Issuer would be required on the next Note Payment Date to deduct or withhold from any payment of principal or interest on the Notes (although the Issuer will not have any obligation to pay additional amounts in respect of such withholding or deduction) or the Interest Rate Swap Agreement any amount for or on account of any Taxes imposed, levied, collected, withheld or assessed by Issuer Jurisdiction Tax Authority (other than by reason of the relevant holder having some connection with the Issuer Jurisdiction, other than the holding of the Notes or related Coupons);

16.3.2	by reason of a change in Tax law (or the application of official interpretation thereof), which change becomes effective on or after the Closing Date, the Interest Rate Swap Counterparty (or any other Interest Rate Swap Counterparty with which the Issuer may enter into a swap agreement) would be required to deduct or withhold from any payments in respect of the Interest Rate Swap Agreement (whether or not the Interest Rate Swap Counterparty has an obligation to pay additional amounts in respect of such withholding or deduction) any amount for or on account of any Taxes imposed, levied, collected, withheld or assessed by any applicable tax authority; or

16.3.3	that it is or will become illegal for all or any Term Advances under the Issuer/Borrower Facility Agreement to remain outstanding or that it is or has become unlawful for the Borrower to perform any of its material obligations under the Issuer/Borrower Facility Agreement; or

16.3.4	the Issuer ceases to be entitled to relief for Issuer Jurisdiction Tax purposes for any amount which it is obliged to pay, or would be treated as receiving for Issuer Jurisdiction Tax purposes an amount which it is not entitled to receive, under the Interest Rate Swap Agreement; or

16.3.5	the Borrower is obliged to increase any sum payable by it to the Issuer under the Issuer/Borrower Facility Agreement as a result of the Borrower being required by a change in Tax law of the Issuer Jurisdiction or Belgium (or the official interpretation thereof) to make a withholding or deduction from that payment, provided that the Trustee is satisfied in its absolute discretion that at the time of the substitution the following conditions have been or will be complied with (or suitable arrangements have been put in place to ensure compliance with such conditions), namely that:

(a)	a trust deed is executed or some other form of undertaking is given by the Substituted Company to the Trustee in a form satisfactory to the Trustee to be bound by the terms of these presents and the Notes as fully as if the Substituted Company had been a party to these presents, the Notes and named in these presents and the Notes as the principal debtor in respect of these presents and the Notes in place of the Issuer;

(b) (i)	(if all or substantially all of the assets (to the extent applicable) and rights of the Issuer are transferred to the Substituted Company) the Substituted Company acquires all of the Issuer’s rights, title, interest and benefit to and in the Issuer Charged Property, becomes a party to the Transaction Documents to which the Issuer is a party acknowledges the security interests created in respect thereof pursuant to the Issuer Security and takes all such action as the Trustee may require so that the Issuer Charged Property is subject to valid security interests in all respects corresponding to those previously created by the Issuer; or

(ii)	if not all or substantially all of the assets (to the extent applicable) and rights of the Issuer or any previous substitute are transferred to the Substituted Company, the Issuer gives an unconditional and irrevocable guarantee secured by the Issuer Charged Property in form and substance satisfactory to the Trustee;

(c)	if the Directors of the Substituted Company shall certify that the Substituted Company will be solvent immediately after the time at which the said substitution is to be effected, the Trustee shall not be bound to have regard to the financial condition, profits or prospects of the Substituted Company or to compare the same with those of the Issuer or to have regard to the possibility of avoidance of the security referred to in sub-clause 20.3.2 or any part thereof on the grounds of insolvency or the proximity to insolvency, liquidation or some other event of the creation of the said security;

(d)	the Issuer satisfies the Trustee that (a) all necessary governmental and regulatory approvals and consents necessary for or in connection with the assumption by the Substituted Company of its obligations under these presents, the Notes and the Issuer Deed of Charge in place of the Issuer and, if applicable, any guarantee given under Clause 16.3.5(b)(ii) have been obtained, (b) such approvals and consents are at the time of substitution in full force and effect and (c) the security held by it for the benefit of the Issuer Secured Creditors will not be materially prejudiced by such substitution;

(e)	the Issuer and the Substituted Company shall execute such other deeds, documents and instruments (if any) as the Trustee may require in order that such substitution is fully effective and comply with such other requirements in the interest of the Noteholders and the other Issuer Secured Creditors as the Trustee may direct;

(f)	any legal opinions required by the Trustee to be delivered to it are so delivered;

(g)	the Substituted Company is a single purpose company similar to, and with like constitution as, and having substantially the same restrictions and prohibitions on its activities and operations as the Issuer, and undertakes to be bound by provisions corresponding to those set out in the Conditions; and

(h)	Fitch and S&P confirm that if issued by the Substituted Company the Classes of Notes then outstanding would be rated at least as highly as the then current rating of the Classes of Notes issued by the Issuer.

Upon the execution of such documents and compliance with such conditions and requirements the Substituted Company shall be deemed to be named in these presents and the Notes as the principal debtor in place of the Issuer and these presents, the Notes and the Issuer Deed of Charge shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution. Agreement by the Trustee to such substitution shall, if so expressed, operate to release the Issuer from all of its obligations as principal debtor under these presents and as chargor under the Issuer Deed of Charge. Not later than 15 days after the execution of any such undertaking and such other deeds, documents and instruments as aforesaid and compliance with the said conditions and requirements of the Trustee, the Issuer shall, unless the Trustee agrees otherwise, give notice thereof to the Noteholders in accordance with the Conditions.

16.4	Change of Governing Law

In connection with any proposed substitution of the Issuer or any previous substitute, the Trustee may, in its absolute discretion and without the consent of the Noteholders or Couponholders, agree to a change of the law from time to time governing the Notes and/or the Issuer Transaction Documents provided that such changes would not, in the opinion of the Trustee, be materially prejudicial to the interests of the holders of the Most Senior Class of Notes.

16.5	Extra Duties

The Trustee shall be entitled to refuse to approve any Substituted Company if, pursuant to the law of the country of incorporation of the Substituted Company, the assumption by the Substituted Obligor of its obligations hereunder would impose responsibilities and Liabilities on the Trustee over and above those which have been assumed by the Trustee under the Issuer Transaction Documents.

16.6	Interests of Noteholders

In connection with any proposed substitution under this Clause, the Trustee shall not have regard to, or be in any way liable for, the consequences of such substitution for individual Noteholders or Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. No Noteholder or Couponholder shall, in connection with any such substitution, be entitled to claim from the Issuer any indemnification or payment in respect of any Tax consequences of any such substitution upon individual Noteholders, or Couponholders.

17.	NOTEHOLDERS’ TITLE TO THE NOTES

17.1	Noteholder assumed to be Couponholder

Wherever in these presents the Trustee is required or entitled to exercise a power except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Coupons appertaining to each Note of which he is the holder.

17.2	No Notice

Neither the Trustee nor the Issuer shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 17 (Notices to Noteholders).

17.3	Holder Deemed Absolute Owner

The Issuer, the Trustee and the Paying Agents may deem and treat the holder of any Note and the holder of any Coupon appertaining thereto as the absolute owner of such Note or such Coupon, as the case may be, for all purposes (whether or not such Note or such Coupon shall be overdue and notwithstanding any notation or notice of ownership or writing thereon or any notice of previous loss or theft), and the Issuer, the Trustee and the Paying Agents shall not be affected by any notice to the contrary. All payments made in accordance with the Conditions to any such Noteholder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon such Notes and Coupons.

17.4	Reliance on Custodian or Clearing System Certificates

The Issuer and the Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof a certificate or letter or confirmation signed on behalf of the Common Depositary or Euroclear or Clearstream or any form of record made by any of them to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as entitled to a particular interest in a Global Note.

18.	CURRENCY INDEMNITY

The Issuer shall indemnify the Trustee, the Noteholders and the Couponholders and keep them indemnified against:

(a)	Non-payment by the Issuer: any loss or damage incurred by any of them arising from the non-payment by the Issuer of any amount due to the Trustee or the Noteholders or Couponholders under these presents or the Notes or the Coupons or the Issuer Security by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer; and

(b)	Variation in rates of exchange: any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents

(other than this Clause) or in respect of the Notes or Coupons or the Issuer Security is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation, in respect of which claims are required to be made in a currency other than sterling. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnity shall constitute an obligation of the Issuer separate and independent from its obligations under the Notes and the Coupons and the Issuer Security and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause) or the Notes or the Issuer Security. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders and Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or its liquidator or liquidators.

19.	APPOINTMENT OF TRUSTEES

19.1	Appointment by the Issuer

The power to appoint a new trustee of these presents shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution of the holders of the Most Senior Class of Notes then outstanding. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a trust corporation.

19.2	Appointment of Separate or Co-Trustees by the Trustee

Notwithstanding the provisions of Clause 19.1 (Appointment by the Issuer), the Trustee may, upon giving prior notice to the Issuer (but without the consent of the Issuer or the Noteholders or any other person), appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee (a) if the Trustee considers such appointment to be in the interests of the Noteholders or (b) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed or (c) for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents or other Issuer Transaction Documents against the Issuer. The Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, rights, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses properly incurred by it in performing its function as such separate trustee or co-trustee shall for the purposes of these presents be treated as costs, charges and expenses incurred by the Trustee pursuant to these presents.

19.3	Competence of a Majority of Trustees

Whenever there shall be more than two trustees hereof, the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by these presents in the Trustee generally.

19.4	Notice Provisions

Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Principal Paying Agent, the Noteholders, Fitch and S&P (and any other internationally recognised rating agency which is providing a current rating for the Notes (with the Issuer’s consent)).

19.5	Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause 19.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

20.	TRUSTEE’S RETIREMENT AND REMOVAL

20.1	The Trustee may retire at any time on giving not less than three months’ prior written notice to the Issuer without giving any reason and without being responsible for any costs occasioned by such retirement. Subject to this Deed and Clause 20.2, the holders of the Most Senior Class of Notes then outstanding (by Extraordinary Resolution) or the Issuer Secured Creditor (other than the Trustee, the Cash Administrator and the Agents) who ranks highest in the Issuer Priority of Payments (if no Notes are outstanding) have the power to remove the Trustee or any trustee or trustees for the time being of the Trust Documents. The Issuer undertakes that in the event of the only trustee of the Trust Documents which is a trust corporation giving notice under this Clause or being removed it will use all reasonable endeavours to procure a new trustee of the Trust Documents being a rust corporation to be appointed as soon as reasonably practicable thereafter and any removal or retirement of any trustee or trustees, shall not become effective until a successor trustee being a trust corporation is appointed in relation to the Trust Documents (provided that if a replacement has not been appointed within 30 days of the expiry of the Trustee’s notice of retirement, the Trustee may appoint such new trustee), whereupon the Trustee retiring or being removed shall thereby forthwith be discharged and the successor trustee shall assume the duties and obligations of the Trustee hereunder and shall have all the rights, trusts, powers, authorities, discretions, duties and obligations of and vested in the Trustee under the Trust Documents.

20.2	Any replacement Trustee must give a representation and warranty set out in Clause 23.1 (FSMA Authorisation)

21.	TRUSTEE’S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents and the other Issuer Transaction Documents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes or Coupons.

22.	NOTICES

Neither the Trustee nor the Issuer shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 17 (Notices to Noteholders).

23.	TRUSTEE’S REPRESENTATIONS AND WARRANTIES

23.1	FSMA Authorisation

The Trustee represents and warrants that it is an authorised person under Section 19 of FSMA or does not need to be so in order to enforce its rights under the Transaction Documents.

24.	EXECUTION

The parties have executed this Trust Deed as a deed and intend to deliver, and do deliver, this Trust Deed on the date stated at the beginning of this Trust Deed.

THE FIRST SCHEDULE

FORM OF TEMPORARY GLOBAL NOTES

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

SELF-STORAGE SECURITISATION B.V.

(a private company with limited liability incorporated under the laws of The Netherlands and registered with the Trade Register of the Chamber of Commerce and Industry in Amsterdam

under number 34210837)

CLASS [•] TEMPORARY GLOBAL NOTE

representing

€[•] Class [•] Secured [Fixed]/[Floating] Rate Notes due 20[•]

This Note is a Class [•] Temporary Global Note in bearer form without principal or interest coupons in respect of a duly authorised issue of Class [•] Secured [Fixed]/[Floating] Rate Notes due 20[•] of Self-Storage Securitisation B.V. (the “Issuer”), designated as specified in the title hereof (the “Class [•] Notes”), limited to the aggregate principal amount of

[•] Euros (€[•])

and constituted by a Trust Deed dated [•] 2004 (the “Trust Deed”) between the Issuer and Citicorp Trustee Company Limited as trustee (the trustee for the time being thereof being herein called the “Trustee”). References herein to the Conditions (or to any particular numbered Condition) shall be to the Terms and Conditions of the Notes set out in the Fourth Schedule to the Trust Deed. Terms and expressions defined in the Trust Deed and the Conditions shall bear the same meanings when used herein, unless the context otherwise requires. The holder hereof shall be bound by, and deemed to have notice of, all the provisions of the Trust Deed and the Conditions.

Any payment of interest and/or principal with respect to this Class [•] Temporary Global Note shall be made to or to the order of the holder hereof and to the extent required by Citibank, N.A. (the “Principal Paying Agent”), upon presentation and (in the case of payment of principal in full with all interest accrued thereon) surrender of this Class [•] Temporary Global Note and (for interest payments only) upon presentation at any Paying Agent’s Specified Office of a certificate in the form set out in Exhibit A hereto from Euroclear and/or Clearstream, Luxembourg as the case may be, to the effect that it has received from or in respect of each of the persons appearing in its records as having Class [•] Notes credited to them a certificate in the form of Exhibit B hereto. Any such payment shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Class [•] Notes.

Upon any payment of principal and/or interest on the Class [•] Notes due to be made hereunder or any payment made in connection with the purchase and cancellation of any of the Class [•] Notes details of such payment shall be endorsed by or on behalf of the Principal Paying Agent on the Schedule hereto in accordance with the provisions of the Agency Agreement and, in the case of payments of principal and payments made in connection with the purchase and cancellation of any of the Class [•] Notes, the Principal Amount Outstanding hereof shall be reduced for all purposes by the amounts so paid and endorsed.

Subject as provided herein, the Issuer hereby promises to pay to the holder hereof the principal sum of

[•] Million Euros (€[•])

or such lesser amount as may from time to time be represented by this Class [•] Temporary Global Note (or such part thereof as may be payable in accordance with the Conditions) on such date(s) as the same may become payable in accordance with the Conditions and the Trust Deed and to pay interest on the said principal sum, as reduced by any payments as aforesaid, at rates determined in accordance with the Conditions, such interest (subject to Condition 17 (Notices to Noteholders)) to be payable on the Note Payment Dates therein specified together with such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the certification requirements described in this Class [•] Temporary Global Note.

On or after the Exchange Date, this Class [•] Temporary Global Note may be exchanged in whole or in part for a Class [•] Permanent Global Note in the form set out in the Second Schedule to the Trust Deed upon presentation of this Class [•] Temporary Global Note by the holder hereof to the Principal Paying Agent at its office at 5 Carmelite Street, London EC4Y 0PA. Whenever any interest in this Class [•] Temporary Global Note is to be exchanged for an interest in a Class [•] Permanent Global Note, the Issuer shall procure that the Class [•] Permanent Global Note shall be (in the case of first exchange) so issued, authenticated and delivered in accordance with the terms of this Class [•] Temporary Global Note and the Agency Agreement or (in the case of any subsequent exchange) an increase in the principal amount of the Class [•] Permanent Global Note in accordance with its terms in each case in an aggregate principal amount equal to and in exchange for only that portion of this Class [•] Temporary Global Note in respect of which there shall have been presented to the Principal Paying Agent by Euroclear or Clearstream, Luxembourg, to the extent requested by the Principal Paying Agent, a certificate, in the form set out in Exhibit A hereto, to the effect that it has received from or in respect of a person or persons entitled to a Class [•] Note or Class [•] Notes comprising or comprised in such portion (as shown by its records) a certificate from such person or persons in or substantially in the form of Exhibit B hereto provided that, in no circumstances shall the principal amount of the Class [•] Permanent Global Note exceed the initial principal amount of the Class [•] Temporary Global Notes to which it corresponds.

All payments of any amounts payable and paid to the holder of this Class [•] Temporary Global Note shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant Definitive Class [•] Notes and Interest Coupons.

Any certificate referred to in this Class [•] Temporary Global Note which is required to be delivered by Euroclear or Clearstream, Luxembourg may be relied upon by the Issuer, the Trustee and the Principal Paying Agent as conclusive evidence that the corresponding certification or certifications have been delivered to Euroclear or Clearstream, Luxembourg as the case may be, as contemplated by the terms of this Class [•] Temporary Global Note.

On each occasion on which the Class [•] Permanent Global Note is delivered or (i) the Principal Amount Outstanding thereof is increased in accordance with its terms in exchange for a further portion of this Class [•] Temporary Global Note or (ii) Notes represented by this Class [•] Temporary Global Note are to be cancelled in accordance with Condition 7 (Redemption, Purchase and Cancellation), the Issuer shall procure that (a) the Principal Amount Outstanding of the Class [•] Permanent Global Note or the Principal Amount Outstanding of such increase or the aggregate Principal Amount Outstanding of such Notes to be cancelled, as the case may be, and (b) the remaining Principal Amount Outstanding of this Class [•] Temporary Global Note (which shall be the previous Principal Amount Outstanding hereof less the aggregate of the amounts referred to in (a)) are noted in the Schedule hereto and the relevant space in the Schedule hereto recording such exchange shall be signed by or on behalf of the Principal Paying Agent, whereupon the Principal Amount Outstanding of this Class [•] Temporary Global Note shall for all purposes be as most recently so noted.

While (i) all the Notes are represented by this Class [•] Temporary Global Note (or by this Class [•] Temporary Global Note and the Class [•] Permanent Global Note) and this Class [•] Temporary Global Note is (or this Class [•] Temporary Global Note and the Class [•] Permanent Global Note are) deposited with a common depositary for Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system (ii) so long as the Notes are listed on the Stock Exchange, the rules of the Stock Exchange so permit, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream and/or such other relevant clearing system. Such notices shall be deemed to have been given to the Noteholders in accordance with Condition 17 (Notices to Noteholders) on the date of delivery to Euroclear and Clearstream or such other relevant clearing system.

This Class [•] Temporary Global Note is negotiable and, accordingly, title to this Class [•] Temporary Global Note shall pass by delivery.

On an exchange of the whole of this Class [•] Temporary Global Note, this Class [•] Temporary Global Note shall be surrendered to the Principal Paying Agent.

This Class [•] Temporary Global Note shall not become valid for any purpose unless and until the Certificate of Authentication hereon has been signed by an authorised signatory of Citibank, N.A. as Principal Paying Agent.

This Class [•] Temporary Global Note is and all matters arising from or connected with it are governed by, and shall be construed in accordance with, the laws of England.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Class [•] Temporary Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof the Issuer has caused this Class [•] Temporary Global Note to be signed manually by a person duly authorised on its behalf.

SELF-STORAGE SECURITISATION B.V.

By:
(Duly authorised)

CERTIFICATE OF AUTHENTICATION

This is the Class [•] Temporary Global Note referred to in, and entitled to the benefits of, the above-mentioned Trust Deed.

CITIBANK, N.A.

as Principal Paying Agent (without recourse, warranty or liability)

By:
Authorised Signatory

Issued in [•] on [•] 2004.

Exhibit A

Certificate of Clearing System

SELF-STORAGE SECURITISATION B.V.

€[•] Class [•] Secured [Fixed]/[Floating] Rate Notes due 20[•]

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Trust Deed, as of the date hereof, €[•] principal amount of the above-captioned Class [•] Notes (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) (“financial institutions”)) purchasing for their own account or for resale, or (b) are acquiring the Class [•] Notes through foreign branches of United States financial institutions and who hold the Class [•] Notes through such United States financial institutions on the date hereof (and in either case (a) or (b)), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions or purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clauses (i) or (ii) above) have certified that they have not acquired the Class [•] Notes for purposes of resale directly or indirectly to a United States person within the United States or its possessions.

If the Class [•] Notes are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act 1933, as amended (the “Act”), then this is also to certify with respect to such principal amount of Class [•] Notes set forth above that we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Trust Deed.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Class [•] Temporary Global Note except as set forth herein and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [        ], [    ]1

Yours faithfully

Euroclear Bank S.A./N.V. as operator of the Euroclear system

or

Clearstream Banking, société anonyme

By:

[1]	To be dated no earlier than the Exchange Date

Exhibit B

Certificate Incorporated by Reference to

Certificate of Clearing System

SELF-STORAGE SECURITISATION B.V.

€[•] Class [•] Secured [Fixed]/[Floating] Rate Notes due 20[•]

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Class [•] Notes held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s), that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) are acquiring the Class [•] Notes through foreign branches of United States financial institutions and who hold the Class [•] Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 1.165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Class [•] Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clauses (i) or (ii) above) this is to further certify that such financial institution has not acquired the Class [•] Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Class [•] Notes are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the “Act”) then this is also to certify that, except as set forth below, the Class [•] Notes are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Class [•] Notes in transactions which did not require registration under the Act. As used in this paragraph the term “US. person” has the meaning given to it by Regulation S under the Act.

As used herein, “United States” means the United States of America (including the States of the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Class [•] Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to €[•] of such interest in the above Class [•] Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of Definitive Class [•] Notes (or, if relevant, exercise of any rights of collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date: 2              [    ]

Name of Person Making Certification

By:

As, or as agent for, the

beneficial owner(s) of the

Class [•] Notes to which the

certificate relates.

[2]	To be dated no earlier than 15 days prior to the Exchange Date

SCHEDULE

PART I

PAYMENTS OF PRINCIPAL AND/OR INTEREST ON

THE CLASS [•] NOTES

The following payments of principal and/or interest in respect of the Class [•] Notes represented by this Class [•] Temporary Global Note have been made:

Date made	Amount of principal due and payable	Amount of interest due and payable	Amount of principal paid or cancelled	Amount of interest paid	Principal Amount Outstanding following a payment of principal/ purchase and cancellation	Notation made by or on behalf of the Principal Paying Agent
	€	€	€	€	€
__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

SCHEDULE

PART II

EXCHANGE FOR CLASS [•] PERMANENT GLOBAL NOTE

The following exchanges of a part of this Class [•] Temporary Global Note for the Class [•] Permanent Global Note have been made:

Date made	Amount of decrease in Principal Amount Outstanding of this Class [•] Temporary Global Note	Principal Amount Outstanding of this Class [•] Temporary Global Note following such decrease	Notation made by or on behalf of the Principal Paying Agent
	€	€
__________	__________	__________	__________

__________	__________	__________	__________

__________	__________	__________	__________

__________	__________	__________	__________

__________	__________	__________	__________

__________	__________	__________	__________

__________	__________	__________	__________

__________	__________	__________	__________

THE SECOND SCHEDULE

FORM OF PERMANENT GLOBAL NOTES

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

SELF-STORAGE SECURITISATION B.V.

(a private company with limited liability incorporated under the laws of The Netherlands and registered with the Trade Register of the Chamber of Commerce and Industry in Amsterdam

under number 34210837)

CLASS [•] PERMANENT GLOBAL NOTE

representing up to

€[•] Class [•] Secured [Fixed]/[Floating] Rate Notes due 20[•]

This Note is a Class [•] Permanent Global Note in bearer form without principal or interest coupons in respect of a duly authorised issue of Class [•] Secured [Fixed]/[Floating] Rate Notes due 20[•] of Self-Storage Securitisation B.V. (the “Issuer”), designated as specified in the title hereof (the “Class [•] Notes”), limited to the aggregate principal amount of

[•] Million Euros (€[•])

and constituted by a Trust Deed dated [•] 2004 (the “Trust Deed”) between the Issuer and Citicorp Trustee Company Limited as trustee (the trustee for the time being thereof being herein called the “Trustee”). References herein to the Conditions (or to any particular numbered Condition) shall be to the Terms and Conditions of the Notes set out in the Fourth Schedule to the Trust Deed. Terms and expressions defined in the Trust Deed and the Conditions shall bear the same meanings when used herein, unless the context otherwise requires. The holder hereof shall be bound by, and deemed to have notice of, all the provisions of the Trust Deed and the Conditions.

The Class [•] Notes represented by this Class [•] Permanent Global Note were originally represented by the Class [•] Temporary Global Note. Unless the Class [•] Temporary Global Note was exchanged in whole on the issue hereof, the Class [•] Temporary Global Note may be further exchanged, on the terms and conditions set out therein, for this Class [•] Permanent Global Note. If any such exchange occurs following the issue hereof, the Principal Paying Agent shall endorse the Schedule hereto to reflect the increase in the aggregate Principal Amount Outstanding of this Class [•] Permanent Global Note due to each such exchange, whereupon the Principal Amount Outstanding hereof shall be increased for all purposes by the amount so exchanged and endorsed and the Issuer shall procure that such exchange is noted in the Schedule hereto in accordance with the provisions of the Agency Agreement and this Class [•] Permanent Global Note.

If the Issuer becomes obliged to issue Definitive Class [•] Notes pursuant to Clause 3.6 (Issuer of Definitive Notes) of the Trust Deed (any such event being an “Exchange Event”), this Class [•] Permanent Global Note will be exchangeable in whole (but not in part) at the offices of the Principal Paying Agent at 5 Carmelite Street, London EC4Y 0PA (or such other place outside the United States of America, its territories, its possessions and other areas subject to its jurisdiction as the Trustee may agree) upon the request of the holder hereof for Definitive Class [•] Notes only on and subject to the terms and conditions set out in the Trust Deed this Class [•] Permanent Global Note and the Agency Agreement. The Issuer shall procure that the Principal Paying Agent shall issue and deliver, in full exchange for this Class [•] Permanent Global Note, Definitive Class [•] Notes in bearer form, within 30 days of the occurrence of the relevant Exchange Event each with a denomination of €500,000 with only principal and interest coupons and talons exchangeable for further principal and interest coupons and, if necessary, further talons, attached as will ensure that neither loss nor gain of principal and interest shall accrue to the holder thereof. The Principal Paying Agent shall procure that, on each occasion on which Class [•] Definitive Notes are issued in exchange for this Class [•] Permanent Global Note, the Schedule hereto is annotated in accordance with the terms of the Agency Agreement. If the Issuer fails to meet its obligations to issue Definitive Class [•] Notes, this shall be without prejudice to the Issuer’s obligations with respect to the Class [•] Notes under the Trust Deed and this Class [•] Permanent Global Note.

Subject as provided herein, the Issuer hereby promises to pay to the holder hereof the principal amount shown as outstanding in the Schedule hereto (or such part thereof as may become repayable pursuant to the Conditions) on such date(s) as the said principal amount (or part thereof) may become repayable in accordance with the Conditions and the Trust Deed and to pay interest in arrear on each Note Payment Date (as defined in Condition 6 (Interest)) on the Principal Amount Outstanding of the Class [•] Notes represented by this Class [•] Permanent Global Note at rates determined in accordance with Condition 6 (Interest) all subject to and in accordance with the Conditions and the Trust Deed.

Upon any payment of principal and/or interest on the Class [•] Notes due to be made hereunder or any payment made in connection with the purchase and cancellation of any of the Class [•] Notes, represented by this Class [•] Permanent Global Note, details of such payment shall be endorsed by or on behalf of the Issuer on the Schedule hereto in accordance with the provisions of the Agency Agreement.

Any payment of interest and/or principal with respect to this Class [•] Temporary Global Note shall be made to or to the order of the holder hereof and to the extent required by the Principal Paying Agent, upon presentation and (in the case of payment of principal of the Class [•] Notes in full with all interest accrued on the Class [•] Notes) surrender of this Class [•] Permanent Global Note at the Principal Paying Agent’s Specified Office. Any such payment shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Class [•] Notes.

While (i) all the Notes are represented by this Class [•] Permanent Global Note (or by this Class [•] Permanent Global Note and the Class [•] Temporary Global Note) and this Class [•] Permanent Global Note is (or this Class [•] Permanent Global Note and the Class [•] Temporary Global Note are) deposited with a common depositary for Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system (ii) so long as the Notes are listed on the Stock Exchange, the rules of the Stock Exchange so permit, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream and/or such other relevant clearing system. Such notices shall be deemed to have been given to the Noteholders in accordance with Condition 17 (Notices to Noteholders) on the date of delivery to Euroclear and Clearstream or such other relevant clearing system.

This Class [•] Permanent Global Note is negotiable and, accordingly, title to this Class [•] Permanent Global Note shall pass by delivery.

On an exchange of the whole of this Class [•] Permanent Global Note for Definitive Class [•] Notes, this Class [•] Permanent Global Note shall be surrendered to the Principal Paying Agent.

This Class [•] Permanent Global Note is, and all matters arising from or connected with it are, governed by, and shall be construed in accordance with, the laws of England.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Class [•] Permanent Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

IN WITNESS whereof the Issuer has caused this Class [•] Permanent Global Note to be signed manually by a person duly authorised on its behalf.

SELF-STORAGE SECURITISATION B.V.

By:
(Duly authorised)

CERTIFICATE OF AUTHENTICATION

This is the Class [•] Permanent Global Note referred to in, and entitled to the benefits of, the above-mentioned Trust Deed.

CITIBANK, N.A.

as Principal Paying Agent (without recourse, warranty or liability)

By:
Authorised Signatory
Issued in [•] as of [•] 2004

SCHEDULE

PART I

REPAYMENTS OF PRINCIPAL AND PAYMENTS OF INTEREST

ON THE CLASS [•] NOTES

The following repayments of principal and payments of interest in respect of the Class [•] Notes represented by this Class [•] Permanent Global Note have been made:

Date made	Amount of principal due and payable	Amount of interest due and payable	Amount of principal paid or cancelled	Amount of interest paid	Principal Amount Outstanding following payment of principal/ purchase and cancellation	Notation by or on behalf of the Principal Paying Agent
	£	£	£	£	£
__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

Date made	Amount of principal due and payable	Amount of interest due and payable	Amount of principal paid or cancelled	Amount of interest paid	Principal Amount Outstanding following payment of principal/ purchase and cancellation	Notation by or on behalf of the Principal Paying Agent

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

SCHEDULE

PART II

INCREASE IN VALUE, DECREASE IN VALUE AND EXCHANGES FOR

DEFINITIVE CLASS [•] NOTES

The aggregate Principal Amount Outstanding of this Class [•] Permanent Global Note, subject to any notation in the Schedule, Part I, is shown by the latest entry made by or on behalf of the Principal Paying Agent in the fifth column below.

The following increases in value consequent upon exchanges of the Class [•] Temporary Global Note and the following decreases in value consequent upon exchanges of a part of this Class [•] Permanent Global Note for Definitive Notes have been made.

Date made	Amount of increase in Principal Amount Outstanding of this Class [•] Permanent Global Note due to exchanges of the Class [•] Temporary Global Note for this Class [•] Permanent Global Note	Amount of decrease in Principal Amount Outstanding of this Class [•] Permanent Global Note[2]	Principal Amount Outstanding of this Class [•] Permanent Global Note following such increase/decrease	Notation made by or on behalf of the Principal Paying Agent
	€	€	€
__________	__________	__________	__________	__________

__________	__________	__________	__________	__________

__________	__________	__________	__________	__________

__________	__________	__________	__________	__________

__________	__________	__________	__________	__________

2	State whether (i) reduction following redemption of relevant Class of Notes; (ii) exchange for Definitive Notes; or (iii) purchase and cancellation of relevant Class of Notes, as appropriate.

Date made	Amount of increase in Principal Amount Outstanding of this Class [•] Permanent Global Note due to exchanges of the Class [•] Temporary Global Note for this Class [•] Permanent Global Note	Amount of decrease in Principal Amount Outstanding of this Class [•] Permanent Global Note[2]	Principal Amount Outstanding of this Class [•] Permanent Global Note following such increase/decrease	Notation made by or on behalf of the Principal Paying Agent
	€	€	€
__________	__________	__________	__________	__________

__________	__________	__________	__________	__________

__________	__________	__________	__________	__________

__________	__________	__________	__________	__________

__________	__________	__________	__________	__________

__________	__________	__________	__________	__________

__________	__________	__________	__________	__________

__________	__________	__________	__________	__________

__________	__________	__________	__________	__________

THE THIRD SCHEDULE

Part A

FORM OF DEFINITIVE NOTES

ON THE FRONT

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN 165(j) and 1287(a) OF THE INTERNAL REVENUE CODE.

€[•]	[ISIN]	[COMMON CODE]	[Serial No].

SELF-STORAGE SECURITISATION B.V.

(a private company with limited liability incorporated under the laws of The Netherlands and registered with the Trade Register of the Chamber of Commerce and Industry in Amsterdam

under number 34210837)

€[•] Class [•] Secured [Fixed]/[Floating] Rate Notes due 20[•] (the “Class [•] Notes”)

The issue of the Class [•] Notes was authorised by a resolution of the board of directors of Self-Storage Securitisation B.V. (the “Issuer”) passed on [•] 2004.

This Class [•] Note, in bearer form, forms one of a series of Notes constituted by a Trust Deed (the “Trust Deed”) dated [•] 2004 made between the Issuer and Citicorp Trustee Company Limited as trustee (the “Trustee”) for, inter alios, the Noteholders and issued to bearer with a denomination of €500,000 each with principal and interest coupons and talons exchangeable for further principal and interest coupons and further talons attached.

The Issuer for value received and subject to and in accordance with the Conditions endorsed hereon hereby promises to pay to the holder on [the Note Payment Date (as defined in Condition 6(b) (Note Payment Dates and Note Interest Periods) endorsed hereon) falling in [•]]/[•] (or on such earlier date as the principal sum thereunder mentioned (or part thereof) may become repayable in accordance with the said Conditions) the principal sum of:

[•] Euros (€[•])

together with interest on the Principal Amount Outstanding (as defined in Condition 1 endorsed hereon) of this Class [•] Note at rates determined in accordance with the said Conditions payable quarterly in arrear on each Note Payment Date and together with such other amounts (if any) as may be payable, all subject to and in accordance with the said Conditions and the provisions of the Trust Deed.

Neither this Class [•] Note nor any of the coupons or talons appertaining hereto shall become valid for any purpose unless and until the Certificate of Authentication herein has been signed by an authorised signatory of Citibank, N.A. as Principal Paying Agent.

IN WITNESS whereof this Class [•] Note has been executed on behalf of the Issuer.

SELF-STORAGE SECURITISATION B.V.

By:
Director

By:
Director

Dated as of [•] 2004

Issued in [•].

CERTIFICATE OF AUTHENTICATION

This Class [•] Note is one of the Notes referred to in the within-mentioned Trust Deed.

CITIBANK, N.A.

as Principal Paying Agent (without recourse, warranty or liability)

By:
Authorised Signatory

ON THE BACK

Terms and Conditions of the Notes

To be in the form set out in the Fourth Schedule

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT

CITIBANK, N.A., LONDON BRANCH

5 CARMELITE STREET

LONDON

EC4Y 0PA

IRISH PAYING AGENT

CITIBANK INTERNATIONAL PLC

1 NORTH WALL QUAY

DUBLIN 1

IRELAND

THE THIRD SCHEDULE

Part B

FORM OF INTEREST COUPON

ON THE FRONT

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE

SELF-STORAGE SECURITISATION B.V.

Interest Coupon No:

€[•] Class [•] Secured [Fixed]/[Floating] Rate Notes due [•]

FRN - interest payment/Coupon for €[•] due on [•]

This Interest Coupon is payable to bearer (subject to the Conditions endorsed on the Note to which this Interest Coupon relates, which shall be binding upon the holder of this Interest Coupon whether or not it is for the time being attached to such Note) at the specified office of the Principal Paying Agent set out on the reverse hereof (or any further or other Paying Agents or specified offices duly appointed or nominated and notified to the Noteholders ).

If the Note to which this Interest Coupon relates shall have become due and payable before the maturity date of this Interest Coupon, this Interest Coupon shall become void and no payment shall be made in respect of it. This Interest Coupon may, in certain circumstances, only be payable on surrender of the Note to which this Interest Coupon appertains.

No.	[ISIN] Series	Serial No.

[ON THE REVERSE OF THE COUPON]

Principal Paying Agent: Citibank, N.A., London Branch of 5 Carmelite Street, London EC4Y 0PA

Irish Paying Agent: Citibank International plc of 1 North Wall Quay, Dublin 1, Ireland

THE THIRD SCHEDULE

Part C

FORM OF TALON FOR FURTHER INTEREST COUPONS

ON THE FRONT

SELF-STORAGE SECURITISATION B.V.

Talon No.

€[•] Class [•] Secured [Fixed]/[Floating] Rate Notes due [•]

After the Note Payment Date (as defined in the Conditions endorsed on the Note to which this Talon, in bearer form, appertains) falling in [•], [•] further Interest Coupons and a further Talon for Interest Coupons appertaining to such Note will, subject to the said Conditions, be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or such other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

If the Note to which this Talon relates shall have become due and payable before the production and surrender of this Talon, this Talon shall become void and no issue of further Interest Coupons and a further Talon shall be made in respect of it.

No.

ON THE BACK OF THE TALONS

Principal Paying Agent: Citibank, N.A., London Branch of 5 Carmelite Street, London EC4Y 0PA

Irish Paying Agent: Citibank International plc of 1 North Wall Quay, Dublin 1, Ireland

THE FOURTH SCHEDULE

TERMS AND CONDITIONS OF THE NOTES

THE FIFTH SCHEDULE

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	As used in this Schedule only, the following expressions shall have the following meanings unless the context otherwise requires:

(a)	“Notes” and “Noteholders” shall mean:

(i)	in connection with a meeting of the Class A Noteholders, the Class A Notes and the holders of such Notes, respectively;

(ii)	in connection with a meeting of the Class B Noteholders, the Class B Notes and the holders of such Notes, respectively; and

(iii)	in connection with a meeting of the Class C Noteholders, the Class C Notes only and the holders of such Notes, respectively,

and for greater certainty, without prejudice to the definition of “outstanding” in the Master Framework Agreement, such terms and expressions shall be construed subject to the provisos that, while any Note is held by the Issuer or any of its affiliates or by any person for the benefit of the Issuer or by any of its affiliates, such Noteholder shall not be entitled to attend or vote at any meeting of the Noteholders;

(b)	“voting certificate” shall mean an English language certificate issued by a Paying Agent, and dated, in which it is stated:

(i)	that on the date thereof, Notes (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such certificate and any adjourned such meeting) are (to the satisfaction of such Paying Agent) held to its order, or under its control, or blocked by a depository holding the same, in a manner approved by the Trustee and that no such Notes will cease to be so held or blocked until the first to occur of:

(1)	the conclusion of the meeting specified in such certificate or, if applicable, any adjourned such meeting; and

(2)	the surrender of the certificate to the Paying Agent who issued the same; and

(ii)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(c)	“block voting instruction” shall mean an English language document issued by a Paying Agent, and dated, in which:

(i)	it is certified that, on the date thereof, Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such document and any adjourned such meeting)

are (to the satisfaction of such Paying Agent) held to its order, or under its control, or blocked by a depository holding the same, in a manner approved by the Trustee and that no such Notes will cease to be so held or blocked until the first to occur of:

(1)	the conclusion of the meeting specified in such document or, if applicable, any adjourned such meeting; and

(2)	the Notes ceasing, with the agreement of the Paying Agent, to be held to its order, or under its control, or blocked, and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 below, of the necessary amendment to the block voting instruction;

(ii)	it is certified that, on the date thereof, each holder of such Notes has instructed such Paying Agent, and/or that Euroclear and/or Clearstream, Luxembourg has advised such Paying Agent, that each holder of such Notes has given instructions, that the vote(s) attributable to the Note(s) so held or blocked should be cast in a particular way, or not cast, in relation to each resolution to be put to such meeting, or any adjourned such meeting, and appearing in the notice of such meeting, and that all such instructions are, during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;

(iii)	the aggregate Principal Amount Outstanding of the Notes so held or blocked is stated distinguishing, with regard to each such resolution, between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been given that the votes attributable thereto should be cast against the resolution, and those in respect of which instructions have been given as aforesaid that the votes attributable thereto should not be cast on such resolution; and

(iv)	one or more persons named in such document (each hereinafter called a “proxy”) is or are authorised and instructed by such Paying Agent to cast and/or, as the case may be, to refrain from casting the votes attributable to the Notes so listed in accordance with the instructions referred to in (iii) above and as set out in such document.

The holder of any voting certificate or the proxy/ies named in any block voting instruction shall, for all purposes in connection with the meeting or adjourned meeting of Noteholders, be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates, and the person holding the Notes to the order, or under the control, of any Paying Agent, or the person holding the same blocked as aforesaid, shall be deemed for such purposes not to be the holder of those Notes.

(d)	“48 hours” shall mean a period of 48 hours, including all or part of two days, upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding, for this purpose, the day upon which such meeting is to be held) and such period shall be extended by one or (to the extent necessary) more periods of 24 hours until there is included, as aforesaid, all or part of two days upon which banks are open for business as aforesaid; and

(e)	“24 hours” shall mean a period of 24 hours, including all or part of a day upon which banks are open for business in both the place where the meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding, for this purpose, the day upon which such meeting is to be held) and such period shall be extended by one or (to the extent necessary) more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid.

2.

(a)	The Issuer or the Trustee may, at any time, and the Trustee shall, upon a requisition in writing signed by the holders, in the aggregate, of not less than one-tenth of the aggregate Principal Amount Outstanding of the Notes, convene a meeting of the Noteholders. Every such meeting shall be held at such place as the Trustee may appoint or approve.

(b)	The Trustee shall have certain discretions regarding the constitution of meetings of Noteholders as set out below:

(i)	an Extraordinary Resolution which in the opinion of the Trustee affects the Notes of only one Class shall be transacted at a separate meeting of the Noteholders of that Class;

(ii)	an Extraordinary Resolution which in the opinion of the Trustee affects the Noteholders of more than one Class of Notes but does not give rise to an actual or potential conflict of interest between the Noteholders of one Class of Notes and the holders of another Class of Notes shall be transacted either at separate meetings of the Noteholders of each such Class or at a single meeting of the Noteholders of all such Classes of Notes as the Trustee shall determine in its absolute discretion; and

(iii)	an Extraordinary Resolution which in the opinion of the Trustee affects the Noteholders of more than one Class and gives rise to any actual or potential conflict of interest, between the Noteholders of each such Class of Notes shall be transacted at a separate meeting of the Noteholders of each such Class.

3.	At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the place, day and hour of meeting shall be given to the relevant Noteholders and the Paying Agents prior to any meeting of the Noteholders in the manner provided by Condition 17 (Notices to Noteholders). In the case of an Extraordinary Resolution, the notice shall set out the full text of any resolutions to be proposed, unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text. Such notice shall include a statement to the effect that Notes may be held (to their satisfaction) to the order of the Paying Agent(s) or under their control, or blocked by a depository holding the same, in a manner approved by the Trustee, for the purpose of obtaining voting certificates or appointing proxies not later than 48 hours before the time fixed for the meeting. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee) and to the Issuer (unless the meeting is convened by the Issuer).

4.	A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at every such meeting but if no such nomination is made or if, at any meeting, the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman.

5.

(a)    Subject to Clauses (b), (c) and (d) below, at any such meeting, two or more persons present holding voting certificates or being proxies and holding or representing, in the aggregate, not less than one-twentieth of the aggregate Principal Amount Outstanding of the Notes (or any Class thereof) for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the meeting;

(b)	Subject to Clause (c) below, the quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be two or more persons present holding voting certificates or being proxies and holding or representing not less than one-third of the aggregate Principal Amount Outstanding of the Notes (or any Class thereof) for the time being outstanding;

(c)	At any meeting, the business of which includes any of the following matters, each of which shall only be capable of being effected after having been approved by Extraordinary Resolution, namely:

(i)	modification of the date fixed for final maturity of the Notes (or any of them);

(ii)	reduction or cancellation of the principal payable on the Notes (or any of them) or modification of the method of calculating the amount of principal payable on the Notes (or any of them) on any Note Payment Date;

(iii)	reduction or cancellation of the interest payable on the Notes (or any of them) or modification of the method of calculating the interest payable on the Notes or modification of the date of payment of any interest payable on the Notes (or any of them);

(iv)	alteration of the currency in which payments under the Notes (or any of them) or Coupons (or any of them) are to be made;

(v)	alteration of the majority required to pass an Extraordinary Resolution;

(vi)	except in accordance with Clause 16.3 (Substitution) the sanctioning of any such scheme or proposal as is described in paragraph 18(i) below;

(vii)	alteration of the date, or the priority, of the redemption of Notes (other than any alteration made following an issue of Additional Notes ranking pari passu with, or senior to, the Class C Notes);

(viii)	alteration of these provisos; and

(ix)	modification which would have the effect of changing the manner of determining the amounts to be redeemed in respect of the Notes,

(any such matter being a “Basic Terms Modification”),

the quorum shall be two or more persons present holding voting certificates, or being proxies, and holding or representing, in the aggregate, not less than two-thirds of the aggregate Principal Amount Outstanding of the relevant Notes for the time being outstanding; and

(d)	While all the outstanding Notes of any Class are represented by a Temporary Global Note and/or a Permanent Global Note, a single holder of a voting certificate or proxy appointed in relation thereto or being the holder of the Notes thereby represented shall be deemed to be two persons for the purpose of forming a quorum.

6.	If within 15 minutes after the time appointed for any such meeting a quorum is not present, the meeting shall, if convened upon the requisition of Noteholders, be dissolved. If the meeting was otherwise convened, it shall stand adjourned to the same day in the next week (or, if such day is a public holiday, the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed, in which case it shall stand adjourned for such period, being not less than 14 days and not more than 42 days, and at such place as may be appointed by the Chairman and approved by the Trustee) and at such adjourned meeting two or more persons present holding voting certificates or being proxies (whatever the Principal Amount Outstanding of the Notes (or any class thereof) then outstanding so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present, provided that, at any adjourned meeting the business of which includes any of the matters specified in paragraph 5 above, the quorum shall be two or more persons present or holding voting certificates, or being proxies, and holding or representing in the aggregate not less than one-quarter of the aggregate Principal Amount Outstanding of the relevant Notes for the time being outstanding.

7.	Notice of any adjourned meeting, at which an Extraordinary Resolution is to be submitted, shall be given in the same manner as notice of an original meeting, but as if “10” were substituted for “21” in paragraph 3 above, and such notice shall (except in cases where the proviso to paragraph 6 above shall apply, when it shall state the relevant quorum)

state that the persons present holding voting certificates, or being proxies, at the adjourned meeting, whatever the principal amount of the Notes so held or represented by them, will form a quorum. Subject as aforesaid, it shall not be necessary to give any notice of any adjourned meeting.

8.	Every question submitted to a meeting shall be decided, in the first instance, by a show of hands and, in case of equality of votes, the Chairman shall, both on a show of hands and on a poll, have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a holder of a voting certificate or as a proxy.

9.	At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or the Issuer or the Trustee or by two or more persons present holding voting certificates or being proxies holding or representing in the aggregate not less than one-fiftieth part of the aggregate principal amount of the Notes for the time being outstanding, a declaration by the Chairman that a resolution has been carried, or carried by a particular majority, or not carried, or not carried by a particular majority, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.	Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner, and subject as hereinafter provided, either at once or after an adjournment, as the Chairman directs, and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded, as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.	The Chairman may, with the consent of (and shall, if directed by) any such meeting, adjourn the same from time to time, and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting, on the election of a Chairman or on any question of adjournment, shall be taken at the meeting without adjournment.

13.	The Trustee and its lawyers and financial advisers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the Issuer or the Borrower and the lawyers and financial advisers of the Issuer or the Borrower and any other person authorised in that behalf by the Chairman and the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” contained in the Master Framework Agreement and the definition of “Notes” and “Noteholders” in Clause 1 of this Fifth Schedule, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders unless he produces a voting certificate or is a proxy, and, for greater certainty, neither the Issuer, the Borrower nor any representative or Affiliate of the same or any member of Shurgard Europe shall be entitled to vote at, any meeting in respect of Notes, held beneficially by it or for its account. Nothing herein contained shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of, or otherwise connected with the Issuer or any of such other companies.

14.	Subject as provided in paragraph 13 above, at any meeting:

(a)	on a show of hands, every person who is present in person and produces a voting certificate or is a proxy shall have one vote; and

(b)	on a poll, every person who is so present shall have one vote in respect of each €1,000 in aggregate face amount of the outstanding Note(s) represented or held by him.

Without prejudice to the obligations of the proxies named in any block voting instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	The proxies named in any block voting instruction need not be Noteholders.

16.	Each block voting instruction, together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent, shall be deposited at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and, in default, the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17.	Any vote given in accordance with the terms of a block voting instruction shall be valid, notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Noteholders’ instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the Issuer at its registered office (or such other place as may have been approved by the Trustee for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18.	A meeting of the Noteholders shall, in addition to the powers hereinbefore given, have the following powers exercisable by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) only, namely:

(a)	power to sanction any compromise or arrangement proposed to be made between the Issuer and the Noteholders (or any of them);

(b)	power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders (or any of them) against the Issuer or against any of its property or against any other person whether such rights shall arise under the Notes (or any of them), these presents or the other Issuer Transaction Documents or otherwise;

(c)	power to assent to any modification of the provisions contained in the Notes, these presents, the Conditions, or the other Issuer Transaction Documents, which shall be proposed by the Issuer or the Trustee or any other party thereto;

(d)	power to give any authority or sanction which, under the provisions of the Notes, these presents, or any of the other Issuer Transaction Documents, are required to be given by Extraordinary Resolution;

(e)	power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

(f)	power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents;

(g)	power to discharge or exonerate the Trustee from all liability in respect of any act or omission for which the Trustee may have become responsible under the Notes, these presents or the other Issuer Transaction Documents;

(h)	power to authorise the Trustee to concur in, and execute, and do, all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution; and

(i)	power to sanction any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for, or into, or in consideration of, cash, or partly for, or into, or in consideration of, such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for, or into, or in consideration of, cash, provided that:

(i)	in respect of the Notes, no Extraordinary Resolution to effect a modification involving a Basic Terms Modification shall be effective unless the Basic Terms Modification is sanctioned by an Extraordinary Resolution of each Class of Notes then outstanding passed at separate Class meetings convened for that purpose (to the extent there are Notes outstanding in each such Class); and

(ii)	no Extraordinary Resolution to approve any matter other than a Basic Terms Modification that is passed by the holders of any Class of Notes shall be effective unless it is sanctioned by an Extraordinary Resolution of such holders of each of the other Classes of Notes ranking equally with or senior to such Class to the extent that there are Notes outstanding ranking equally with or senior to such Class), unless the Trustee is of the opinion that the interests of the holders of other Classes of Notes ranking equally with or senior to such Class would not be materially prejudiced by the implementation of such an Extraordinary Resolution.

19.	Subject to the provisos to paragraph 18 above, any resolution passed at a meeting of the Noteholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Noteholders and Couponholders of the relevant Class, whether present or not present at such meeting, and whether or not voting, and any resolution passed at a meeting of the holders of the Most Senior Class of Notes then outstanding duly convened and held as aforesaid, shall also be binding upon all the other Classes of Notes and the holders of the Coupons relating thereto and all of the relevant Classes of Noteholders shall be bound to give effect to any such resolutions accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution, duly considered by the Noteholders, shall be provided or published (at the cost of the Issuer) in accordance with the relevant Conditions by the Issuer within 14 days of such result being known, provided that failure to so provide notice shall not invalidate such resolution.

20.	Without prejudice to paragraph 24 below, the expression “Extraordinary Resolution” means a resolution passed at a meeting of the Noteholders, duly convened and held in accordance with the provisions herein contained, by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands, or if a poll be duly demanded, then by a majority consisting of not less than three-quarters of the votes given on such poll.

21.	Compliance with Condition 13 (Meetings of Noteholders) is necessary in order to ensure the validity of any resolution of any Class of Noteholders.

22.	Minutes of all resolutions and proceedings at every such meeting, as aforesaid, shall be made and duly entered in books to be, from time to time, provided for that purpose by the Issuer and any such minutes, as aforesaid, if purporting to be signed by the Chairman of the meeting, at which such resolutions were passed or proceedings had, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed or had.

23.	Subject to all other provisions contained in these presents, the Trustee may, without the consent of the Issuer, the Noteholders or the other Issuer Secured Creditors, prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit.

24.	References herein to a “resolution passed at a meeting of the Noteholders” shall include, where the context permits, a resolution in writing signed by or on behalf of the holders of at least 75 per cent. in aggregate principal amount of the Notes then outstanding (a “Written Resolution”). Such resolution in writing may be contained in one document or in several documents in like form each signed by, or on behalf of, one or more Noteholders. Such resolution shall take effect as if it were an Extraordinary Resolution.

EXECUTION PAGE

The Issuer:

EXECUTED as a Deed by	)
SELF-STORAGE SECURITISATION B.V.	)
acting by its duly authorised signatory

/s/ M. Sibbing
Signature

M. Sibbing (Attorney)

The Trustee:

EXECUTED as a Deed by	)
CITICORP TRUSTEE COMPANY LIMITED acting by	) )

/s/ Viola Japaul

Director

/s/ Marne Lidster

Director/Secretary